                                                                    Exhibit 99.1
                                VIEW TECH, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER __, 1996

               The undersigned shareholder of View Tech, Inc., a California corporation ("View Tech"), hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Joint Proxy Statement/View Tech Proxy Statement/Prospectus, each dated October 1, 1996, and the undersigned revokes all other proxies and appoints Robert G. Hatfield, John W. Hammon and William
M. McKay, and each of them, the attorneys and proxies for the undersigned, each with the power of substitution, to attend and act for the undersigned at View Tech's Annual Meeting of Shareholders to be held at the principal executive offices of View Tech located at 950 Flynn Road, Camarillo, California 93012, on September __, 1996, at 9:00 a.m., and at any and all adjournments thereof in connection therewith to vote and represent all of the shares of View Tech's Common Stock which the undersigned would be entitled to vote, as follows:

1. Proposal to approve and adopt (i) the Agreement and Plan of Merger, dated as of September 5, 1996 (the "Merger Agreement"), by and among View Tech, View Tech Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of View Tech ("VTAI"), and USTeleCenters, Inc., a Massachusetts corporation ("UST"), pursuant to which, among other things: (A) UST will be merged with and into VTAI (the "Merger"); (B) each share of UST common stock, $0.01 par value ("UST Common Stock") (other than dissenters' shares), will be converted into the right to receive shares of View Tech common stock, $0.01 par value ("View Tech Common Stock"), will be converted into the right to receive ________ (subject to adjustment pursuant to the Merger Agreement) of a share of View Tech Common Stock, $0.01 par value; and
         (C) View Tech will assume the UST Stock Option Plan and all outstanding stock options of UST as of the effective time of the Merger will be converted into the right to acquire ______ (subject to adjustment pursuant to the Merger Agreement) of a share of View Tech Common Stock for each share of UST Common Stock underlying the UST Options (the "Conversion Options") and (ii) the Merger:

         [ ]  FOR         [ ]  AGAINST             [ ]  ABSTAIN

2. Proposal to change View Tech's state of incorporation from California to Delaware, which will also have the effect, among others, of (i) increasing the number of shares of common stock authorized for issuance from 10,000,000 to 20,000,000 and changing the par value of View Tech's common stock and preferred stock from $0.01 to $0.0001 per share and (ii) classifying the Board of Directors of View Tech into three different classes:

         [ ]  FOR         [ ]  AGAINST             [ ]  ABSTAIN

3. Proposal to elect six directors to serve until their successors are elected; provided, however, that if the proposal to reincorporate View Tech in the State of Delaware (see (2) above) is adopted, upon reincorporation of View Tech in Delaware, the View Tech Board of Directors will be divided into three classes as follows: (i) Messrs. Carrera and Leduc will each serve a term of one year; (ii) Messrs. Hammon and Millet will each serve a term of two years; and (iii) Messrs. Hatfield and Reece will each serve a term of three years.

         [ ]     FOR all nominees listed below    [ ]  WITHHOLD AUTHORITY
                 (with votes cast equally among        to vote for all nominees
                 nominees, except as marked to         listed below
                 the contrary below)

         TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW:

         Calvin A. Carrera, John W. Hammon, Robert G. Hatfield, Robert F. Leduc, David F. Millet and Franklin A. Reece, III.

4. Proposal to ratify the appointment of Carpenter Kuhen and Sprayberry as the independent accountants of View Tech:

         [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                            (continued on reverse side)

________________________________________________________________________________

                         (continued from reverse side)


Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT, FOR THE ELECTION OF THE SIX NOMINEES FOR DIRECTOR, FOR REINCORPORATION OF VIEW TECH IN DELAWARE AND FOR RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS.

                                        Dated this ____ day of____________ 1996



                                        ________________________________________
                                        Signature of Shareholder



                                        ________________________________________
                                        Signature of Shareholder


                                        Please sign exactly as your name or
                                        names appear hereon.  When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such.  If shares are held
                                        jointly, each holder should sign.



PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.